                                                                 EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                              RUBY TUESDAY, INC.

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to tender Shares pursuant to the Offer (as defined below) if certificates for shares of Common Stock, $0.01 par value per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement between Ruby Tuesday, Inc., a Georgia corporation (the "Company") and AmSouth Bank of Alabama (together, the Common Stock and the Rights are referred to as the "Shares") of the Company, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all documents required by the Letter of Transmittal to reach the Depositary by the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegraph, telex, facsimile transmission or letter to the Depositary. See Section 2 of the Offer to Purchase.

To:Harris Trust Company of New York

         By Hand:            By Overnight Courier:            By Mail:
      Receive Window      77 Water Street, 4th Floor     Wall Street Station
77 Water Street, 5th Floor New York, New York 10005         P.O. Box 1023
 New York, New York 10005                                New York, New York
                                                             10268-1023

                               Other Information

            By Facsimile:                     For information call collect:
           (212) 701-7636                            (212) 701-7624
           (212) 701-7640
        Confirm by telephone
           (212) 701-7624

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby tenders to Ruby Tuesday, Inc., a Georgia corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 2, 1997, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

Name(s) of Record Holder(s):___________________________________________________
                     ----------------------------------------------------------
                     ----------------------------------------------------------
                                       (Please type or print)

Address:_______________________________________________________________________
                     ----------------------------------------------------------
                     ----------------------------------------------------------

Area Code and Tel. No.:________________________________________________________

                                   SIGN HERE

Signature(s):__________________________________________________________________

Account Number:________________________________________________________________

Number of Shares:______________________________________________________________

Certificate Nos. (if available):_______________________________________________

If Shares will be tendered by book-entry transfer, check one box:

    [_] The Depository Trust Company      [_] Philadelphia Depositary Trust
                                           Company

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

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

                               CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

  [_] $20.00   [_] $21.125
  [_] $20.125  [_] $21.25
  [_] $20.25   [_] $21.375
  [_] $20.375  [_] $21.50
  [_] $20.50   [_] $21.625
  [_] $20.625  [_] $21.75
  [_] $20.75   [_] $21.875
  [_] $20.875  [_] $22.00
  [_] $21.00

[_] CONDITIONAL TENDER UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM
    SPECIFIED THE TENDER WILL BE DEEMED UNCONDITIONAL (SEE SECTIONS 1 AND 2 OF THE OFFER TO PURCHASE).

Minimum number of shares that must be purchased if any are purchased:

         Shares

ODD LOTS

To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 Shares on the date of tender.

The undersigned either (check one box):

[_] is the beneficial owner of an aggregate of fewer than 100 Shares on the date of tender, all of which are being tendered, or

[_] is a broker, dealer, commercial bank, trust company or other nominee that
    (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner that such beneficial owner owns, on the date of tender, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) the delivery to the Depositary, at one of its addresses set forth above, of the certificate(s) representing the Shares tendered hereby, in proper form for transfer, or to deliver to the Depositary such Shares pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually-signed facsimile thereof) and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.

-------------------------------  ----------------------------------------------
Name of Firm                     Authorized Signature


-------------------------------  ----------------------------------------------
Address                          Title


-------------------------------  ----------------------------------------------
Zip Code
                                 Name _________________________________________
Area Code and Tel. No.               (Please type or print)

-------------------------------  Date ___________________________________, 1997

                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM

  The Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Institution.

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